UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 9, 2008

(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Compensatory Arrangements of Certain Officers

On December 9, 2008, the Board of Directors (the “Board”) of Community Bancorp. (the “Company”) approved an amendment and restatement of the Company’s non-qualified Supplemental Employee Retirement Plan for certain executive officers (the “SERP”) and an amendment and restatement of the non-qualified Deferred Compensation Plan for Directors (together, the “Plans”).

The principal reason for the amendments to the Plans was to achieve documentary compliance with Section 409A of the Internal Revenue Code of 1986, as amended, which was added by the American Jobs Creation Act of 2004.  Section 409A generally applies to non-qualified plans which provide for payment of compensation in a taxable year later than the taxable year in which the recipient becomes vested in the compensation.  Section 409A imposes new requirements with respect to, among other things, the conditions or events governing when distributions may be made, deferral elections, payment elections, and the timing of payments.  None of the plan amendments affected the amount of benefits to which a participant is or may be entitled under the Plans.

The changes to the Plan include, among others, new restrictions on change elections and a mandatory six month delay in the commencement of a payout to certain executive officers who would be considered “specified employees” under Section 409A.  Each of the Plans includes a statement of intent that it shall be operated and interpreted in a manner consistent with the requirements of Section 409A.  The Deferred Compensation Plan for Directors provides that balances accrued on or after January 1, 2005 (“new balances”) will be governed by the new 409A-compliant provisions, while balances accrued before that date and earnings thereon (“grandfathered balances”) will continue to be governed by the terms of the Plan as previously in effect.  The payment events under the Deferred Compensation Plan for Directors applicable to payout of new balances include a change in control of the Company.

The foregoing description of the amendments to the Plans is not a complete description of all changes made to the Plans and is qualified in its entirety by reference to the full text of such Plans, filed as Exhibits 10.1 and 10.2, respectively, to this Report.

In addition to adopting amendments to the SERP and the Directors’ Deferred Compensation Plan, on December 9, 2008 the Board adopted a written Officer Incentive Plan providing for incentive bonus compensation for executive officers, other officers and other salaried employees meeting specified eligibility requirements.  The written plan embodies the terms of the unwritten management bonus plan that the Company has previously maintained and which is described in the Company’s 2008 annual meeting proxy statement under the caption “Officer Incentive Plan.”  The written plan expressly requires payout of incentive compensation within two and one-half months after the end of the calendar year in which it is earned, thereby qualifying the payouts for an exemption from Section 409A for so-called short-term deferrals.  The foregoing description is qualified in its entirety by reference to the full text of the plan, filed as Exhibit 10.3 to this Report.

Item 9.01.  Financial Statements and Exhibits

(d)Exhibits

10.1 Amended and Restated Community National Bank Supplemental Employee Retirement Plan

10.2 Community Bancorp. Amended and Restated Deferred Compensation Plan for Directors

10.3 Community Bancorp. and Subsidiary Officer Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: December 15, 2008	/s/ Stephen P. Marsh
Stephen P. Marsh,
President & Chief Executive Officer